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                                  EXHIBIT 23.3
                   CONSENT OF HACKER, JOHNSON, COHEN & GRIEB
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HACKER, JOHNSON, COHEN & GRIEB







                               September 30, 1998



Board of Directors
Jacksonville Bancorp, Inc.
13245 Atlantic Boulevard, Suite #5
Jacksonville, Florida 32225

Gentlemen:

         We hereby consent to the references to this firm in the Registration Statement on Form SB-2 filed by Jacksonville Bancorp, Inc. ("Company"), and all amendments thereto regarding the issuance and registration of shares of common stock by the Company.

                                    Sincerely,

                                    HACKER, JOHNSON, COHEN & GRIEB



                                    /s/ HACKER, JOHNSON, COHEN & GRIEB